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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-68801, No. 333-62767, No. 333-85556, No.
333-07409, No. 333-13887 and No. 333-62767) and in the Registration Statements on Form S-3 (No. 333-63991, No. 333-11391, No. 333-23317 and No. 333-63891) of
Oryx Technology Corp. of our report dated April 27, 2001 relating to the financial statements, which appears in this Form 10-KSB.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 24, 2001